Exhibit 10.66

TRANSITION AGREEMENT AND STOCK PLEDGE

This Transition Agreement and Stock Pledge (this “Agreement”) is made as of August             , 2007, by and between PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company (“Phoenix”), AMERICAN ONCOLOGIC ASSOCIATES OF MICHIGAN, P.C., a Michigan professional corporation (the “PC”); and MICHAEL J. KATIN, M.D. (the “Current Shareholder”).

RECITALS:

The following Recitals are hereby incorporated in this Agreement:

A.                                   The PC and Phoenix, as a successor in interest to Pontiac Investment Associates, have entered into a Business Operations and Support Services Agreement, dated August 19, 2000 (as amended, the “BOA”), for the provision of certain administrative and billing services to the PC in connection with the PC’s provision of radiation therapy services in Michigan (the “State”).

B.                                     The Current Shareholder owns all of the issued and outstanding shares of the PC’s stock.

C.                                     The parties hereto believe it to be in their best interest to make provision for the future disposition of all of the shares of the capital stock of the PC whether currently issued and outstanding or issued at any time (the “Shares”).

D.                                    The Current Shareholder may desire to issue or transfer Shares to qualified shareholders satisfactory to and approved by Phoenix (together with the Current Shareholder the “Shareholders”), upon such Shareholders becoming licensed to practice medicine in the State, and provided that each or all, as applicable, execute an agreement in substantially the same form as this Agreement.

E.                                      The Current Shareholder desires to pledge the Shares to secure the covenants made in this Agreement, and Phoenix desires to accept such security interest.

NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Definitions.

1.1.                              “Shareholder Event of Transfer” means any one or more of the following events:

(a)                                  The transfer of or attempt to transfer any Shares by any Shareholder, including any sale, assignment, conveyance, gift or any other form of disposition or transfer, voluntary or involuntary, including transfers by bequest or inheritance, not permitted by the terms of this Agreement;

(b)                                 Loss of a Shareholder’s license to practice radiation therapy in the State for any reason;

(c)                                  A Shareholder is adjudicated incompetent by any court of law;

(d)                                 A Shareholder becomes insolvent by reason of an inability to pay debts as they mature; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or has such a petition filed against a Shareholder which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for the business, assets or property of a Shareholder; has his bank accounts, property or accounts attached; has execution levied against business or property of a Shareholder; makes an assignment for the benefit of creditors; or a Shareholder has any Shares attached or levied upon for the payment of debts;

(e)                                  Any breach of any of the provisions of this Agreement by a Shareholder; or

(f)                                    For any reason a Shareholder no longer meets the qualifications to be a shareholder of a professional corporation in the State.

1.2.                              “PC Event of Transfer” means any one of the following events:

(a)                                  There is a Default (as hereinafter defined) under the BOA by the PC which is not cured within any applicable cure periods stated in the BOA;

(b)                                 Any breach of the provisions of this Agreement by the PC; or

(c)                                  The occurrence of an Shareholder Event of Transfer where there is only one Shareholder.

1.3.                              “Transferee” means a physician licensed to practice radiation therapy in the State, or a professional corporation qualified to practice radiation therapy in the State, chosen by Phoenix.

2.                                       Grant of Security Interest. Each Shareholder grants to Phoenix a security interest in the Shares to secure the Shareholder’s obligations set forth in Section 3.

3.                                       General Restriction on Transfer. No Shareholder shall sell, transfer, encumber, pledge, will, or otherwise dispose of such Shareholder’s Shares, or allow such Shareholder’s Shares to pass under the intestate laws or by operation of law, except as permitted by this Agreement. If any Shares or any rights therein are transferred contrary to this Agreement, Phoenix retains a security interest in such Shares and in the proceeds of such disposition.

4.                                       Conditional Agreement to Transfer Stock. All Shareholders shall immediately transfer the Shares in accordance with the terms of this Agreement in consideration for the payment of the Purchase Price (as defined in and determined in accordance with Section 7 hereof) upon the occurrence of a PC Event of Transfer or upon the occurrence of a Shareholder Event of Transfer.

5.                                       Transfers by Shareholders. If a Shareholder Event of Transfer occurs, then Phoenix, the PC and/or any Shareholder (or such Shareholder’s legal representative or a lien creditor of such Shareholder exercising its remedies with respect to such Shareholder) shall provide the other parties hereto with written notice thereof (the “Notice”).

5.1.                              During the period commencing on the date the Notice is given and ending thirty (30) days thereafter (the “Shareholders’ Option Period”), the Shareholders, other than the Shareholder who is subject to the Shareholder Event of Transfer (the “Transferring Shareholder”), shall, in relative proportion to the respective ownership of Shares of such Shareholders who desire to exercise their option, have the exclusive right (but not the obligation) to acquire all or a portion of the Transferring Shareholder’s Shares at the pro rata Purchase Price determined pursuant to Section 7 hereof. Said Shareholders may exercise this option by delivering, within the Shareholders’ Option Period, to the Transferring Shareholder, Phoenix and the PC, a written notice stating that said Shareholders have elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares not later than ninety (90) days after the date of the Notice. If not all Shareholders (other than the

Transferring Shareholder) elect to acquire the Transferring Shareholder’s Shares, the Shareholders that have elected to acquire the Transferring Shareholder’s Shares may acquire the Transferring Shareholder’s Shares in relative proportion to their respective ownership of Shares (not counting Shares held by the Transferring Shareholder or by Shareholders who have not elected to acquire the Transferring Shareholder’s Shares).

5.2.                              If the Shareholder’s Option Period shall have expired without the election by any of the Shareholders to acquire any and all of the Transferring Shareholder’s Shares, then, for either a period of thirty (30) days commencing thirty-one (31) days after the date of the Notice, the PC shall have the exclusive right (but not the obligation) to acquire all of the Transferring Shareholder’s Shares for the Purchase Price. The PC may exercise its option by delivering, within the PC Option Period, to each of the Shareholders and Phoenix, a written notice stating that the PC has elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares no later than ninety (90) days after the date of the Notice.

5.3.                              If, but only if, the Shareholder’s Option Period and the PC Option Period shall have expired without the election by any of the Shareholders (other than the Transferring Shareholder) or the PC to acquire all of a Transferring Shareholder’s Shares, then Phoenix shall designate a Transferee to purchase the Shares which are not being purchased pursuant to Sections 5.1 and 5,2, above, for an amount equal to the Purchase Price.

5.4.                              The provisions of this Section 5 shall not apply if there is only one Shareholder.

6.                                       Transfer on PC Event of Transfer. If a PC Event of Transfer occurs, Phoenix shall designate a Transferee to purchase all of the Shares of the PC for an amount equal to the Purchase Price within thirty (30) days of Management Service’s discovery of the occurrence of a PC Event of Transfer.

7.                                       Payment of Purchase Price. The purchase price for any transfer of the Shares (the “Purchase Price”) shall be an amount equal to the fair market value of the Shares as of the date of the transfer, determined by the accounting firm of Ernst & Young, LLP (or any successor thereto) acting through the personnel at its office in Tampa, Florida, if that firm is willing to make the determination; or, if not, any nationally recognized firm of independent certified public accountants chosen by Phoenix. Any determination of the fair market value of the Shares by such firm shall be deemed a final determination of the fair market value as of the determination date and shall be conclusive upon all parties for purposes of this Agreement as a commercially reasonable price. The Purchase Price shall be payable in cash, by cashier’s check, or by a promissory note within thirty (30) days after receipt of the accounting firm’s Purchase Price determination. If payment is made by a promissory note, such note shall be payable over three (3) years in equal monthly installments of principal and interest and shall bear interest, with such interest to accrue at eight percent (8%) per annum.

8.                                       Commercially Reasonable Disposition. The parties acknowledge that it would be impossible to realize a commercially reasonable price in the event of the disposition of Shares by public sale and very difficult to do so by private sale, except on the terms and conditions set forth herein. Therefore, the parties acknowledge that a disposition of the Shares pursuant to the terms of this Agreement is a commercially reasonable disposition. The parties further acknowledge and agree that the determination of the Purchase Price under Section 7 is a commercially reasonable method of determining the Purchase Price and that they will be bound by such Purchase Price determination.

9.                                       Term. This Agreement shall continue for as long as the BOA and any renewals thereof are in effect.

10.                                 Representations and Warranties. The PC and each of the Shareholders represent and warrant the following:

10.1.                        No Contravention. There is no provision of any agreement to which the PC or any Shareholder is a party or of any law that would be contravened by the execution, delivery, or performance of this Agreement. The PC and each Shareholder’s name and the information contained in the Recitals hereto are correct. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the PC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against the PC or any Shareholder, the outcome of which might materially and adversely affect the continued operations of the PC.

10.2.                        Shares. Each Shareholder has good title to the Shares, free and clear of all claims, charges, liens, encumbrances, restrictions, options, calls and defects of any kind or nature whatsoever, except for the security interest granted hereby. No other person, entity, or governmental authority has or claims any lien or other interest in the Shares. No adverse financing statements are on file concerning the Shares and there is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against any Shareholder, the outcome of which might materially and adversely affect the Collateral.

10.3.                        Survival of Representations and Warranties. All representations, covenants and warranties set forth herein shall survive the execution and delivery of this Agreement.

11.                                 Affirmative Covenants.

11.1.                        Application to Future Shares. This Agreement shall apply to all Shares now owned or hereafter acquired whether such acquisition be the result of purchase, stock dividend, split-up, recapitalization, issuance by the PC of additional shares of capital stock or otherwise.

11.2.                        No Agency and Defense Against Claims. Nothing in this Agreement shall make any Shareholder an agent of Phoenix for any purpose whatsoever. Each Shareholder shall defend the Shares against all claims, demands, and defenses affecting Phoenix’s security interest in the Shares, regardless of merit, and shall hold Phoenix harmless therefrom, including, without limitation, holding Phoenix harmless from all attorneys’ fees and other litigation expenses arising out of any such claims, demands, or defenses.

11.3.                        Disposition and Issuances of the PC’s Common Stock. The PC shall not, and during the term of this Agreement each Shareholder shall not cause the PC to, issue, sell or otherwise cause to be outstanding any additional capital stock, except for: (a) sales of such stock made to approved Shareholders; (b) the transfer without consideration of any of the Shares to a revocable trust created by a Shareholder, provided that any and all trustees of such trust first agrees in writing to hold Shares so transferred subject to this Agreement; and (c) the transfer of Shares as permitted by the terms of this Agreement.

12.                                 Custody and Handling of Collateral and Records.

12.1.                        Protection of Secured Party’s Security Interest. Upon execution of this Agreement, each Shareholder shall give Phoenix the certificate(s) representing such Shareholder’s Shares duly endorsed in blank or, if not endorsed in blank, each Shareholder shall give Phoenix a duly executed stock power in blank.

12.2.                        Restrictive Legend. Each certificate representing Shares of the PC shall be marked with a legend substantially in the following form:

The right to sell, transfer or encumber the shares represented by this certificate is restricted under the terms of Transition Agreement and Stock Pledge dated August           , 2007, to which the PC is a party. The PC will mail a copy of said Agreement to any shareholder without charge within five (5) days after receipt of written request therefore.

13.                                 Default and Remedies.

13.1.                        Remedies Upon Default. Upon the occurrence of any breach of any of the terms of this Agreement by the PC or any or all of the Shareholders (a “Default”), Phoenix shall have the right and option to: (i) immediately send notice to all parties hereto of a Shareholder Event of Transfer or a PC Event of Transfer, as applicable, to cause a transfer of Shares pursuant to Section 5 or Section 6 hereof, subject to a subsequent determination of the Purchase Price, and (ii) exercise any other remedies and/or rights available to Phoenix as a secured party under law or equity. Without limiting the foregoing, Phoenix shall be entitled upon any breach or threatened breach of this Agreement to the granting of a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available without further notice.

13.2.                        Construction of Rights and Remedies and Waiver of Notice and Consent. The rights and remedies of Phoenix herein expressly specified are cumulative and not exclusive of other contractual, common law or statutory rights and remedies which secured parties may have, including without limitation, all rights and remedies of a secured creditor under applicable law. Phoenix shall be under no duty to exercise or withhold the exercise of any of its rights and remedies provided hereunder or otherwise. No omission or delay by Phoenix in exercising any such right or remedy shall operate as a waiver or partial waiver of any such right or remedy thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

14.                                 Miscellaneous.

14.1.                        Notices. If at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other parties, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and to such address as each party may have furnished to the other parties in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mail; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

14.2.                        Governing Law. This Agreement shall be construed and interpreted under the laws of the State of Florida.

14.3.                        Binding Effect. This Agreement shall be binding upon each of the parties hereto and their respective heirs, successors, and permitted assigns. Neither the PC nor any Shareholder may assign this Agreement without the prior written permission of Phoenix.

14.4.                        Amendment. This Agreement may be amended, but only by a written amendment signed by all parties hereto.

14.5.                        Severability. If any provision of this Agreement or the application of any provision to any party or circumstance shall be adjudged invalid or unenforceable to any extent, the remainder of this Agreement and the application of the provision to any other party or circumstance shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.6.                        Headings. The headings in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

14.7.                        Number; Gender. Where appropriate, the number of all words in this Agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AMERICAN ONCOLOGIC ASSOCIATES OF MICHIGAN, P.C.

By:	/s/ Michael J. Katin
Name:	Michael J. Katin, M.D.
Title:	President

PHOENIX MANAGEMENT COMPANY, LLC

By:	/s/ David N. T. Watson
Name:	David N. T. Watson
Title:	Vice-President

/s/ Michael J. Katin
Michael J. Katin, M.D.